Filed pursuant to Rule 424(b)(5)

Registration No. 333-259295

Prospectus Supplement

(To Prospectus Dated September 14, 2021)

EASTSIDE DISTILLING, INC.

Up to $5,000,000

Common Stock

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley”) relating to shares of common stock offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell an aggregate of up to $5,000,000 of our common stock from time to time to or through B. Riley, acting as sales agent.

Our common stock is traded on the NASDAQ Capital Market under the symbol “EAST.” The last reported sale price of our common stock on the NASDAQ Capital Market on September 14, 2021 was $2.82 per share.

Sales of our common stock under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Subject to the terms of the Sales Agreement, B. Riley will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between B. Riley and us. B. Riley will be entitled to compensation at a commission rate of 3% of the gross sales price per share sold. whether sold as agent or as principal. In connection with the sale of our common stock on our behalf, B. Riley will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley will be deemed to be underwriting commissions or discounts. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We are currently subject to General Instruction I.B.6 of Form S-3, which limits the amounts of securities that we may sell under the registration statement of which the prospectus supplement and the prospectus form a part. The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3, or public float, is $32,956,409, which is based on 11,209,663 shares of our outstanding common stock held by non-affiliates as of the date of this prospectus, at a price of $2.94 per share, which was the last reported sale price of our common stock on the NASDAQ Capital Market on August 30, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review and carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement. See “Risk Factors” on page S-5 of this prospectus supplement, page 6 of the prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. RILEY SECURITIES

The date of this prospectus supplement is September 15, 2021.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement or in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not, and B. Riley has not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representation.

We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus supplement and accompanying prospectus is accurate only as of the dates on the front of the respective document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the sales agent, to subscribe for and purchase any of the common stock and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision.

Unless the context requires otherwise, references in this prospectus supplement to “Eastside Distilling,” “the Company,” “we,” “us” and “our” refer to Eastside Distilling, Inc. and its subsidiaries.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements describe our expectations for the future, and are generally preceded by words indicating anticipation or speculation, such as “intend,” “plan,” “believe,” and the like. Such statements about the future are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements. Risks and uncertainties that may cause actual results to differ from our expectations include, but are not limited to, the Company’s ability to execute its business model and strategic plan, the Company’s ability to obtain capital, and the Company’s ability to withstand competitive pressures. Detailed discussion of the risks that may interfere with our plans can be found in the Risk Factors section of the Company’s annual report on Form 10-K for the year ended December 31, 2020, which is available on our website as well as on the SEC’s EDGAR website. The Form 10-K for the year ended December 31, 2020 is among the documents incorporated by reference into this prospectus supplement. You should also consider carefully the risks described in any subsequent reports we file after the date of this prospectus supplement, which reports shall be incorporated by reference in this prospectus supplement in their entirety.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus supplement or the accompanying prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included therein, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

Eastside Distilling, Inc. manufactures, acquires, blends, bottles, imports, markets and sells a wide variety of alcoholic beverages under recognized brands. We employ 74 people in the United States.

Our brands span several alcoholic beverage categories, including whiskey, vodka, gin, rum, tequila and Ready-to-Drink. We sell our products on a wholesale basis to distributors in open states and brokers in control states. We also operate a mobile craft canning and bottling business (“Craft C+B”) that primarily services the craft beer and craft cider industries. Craft C+B operates 13 mobile lines in Seattle, Portland and Denver.

Eastside Distilling is unique in several specific areas:

●	we do not function as a traditional craft distillery with store fronts relying on local sales;

●	we are diversified, with significant revenue streams from both our craft spirits division and from our canning and bottling division; and

●	we have a diversified portfolio of spirits brands.

Eastside Distilling is similar to other craft distillers in that:

●	we have concentrated local volume;

●	we produce small batches and remain within the volume definition of “Craft”; and

●	our brands achieve success through differentiation, discovery and distribution.

We will seek to utilize our public company stature to our advantage and position our spirits portfolio as a leading tier 2 spirits provider that develops brands, expands geographic presence and positions for either a sale to the tier 1 suppliers or continued ownership with growth in revenue and cash flow. At the same time, we will look to grow, and vertically integrate, our Craft Canning portfolio.

Corporate Information

Our executive offices are located at 8911 NE Marx Drive, Suite A2, Portland, Oregon 97220. Our telephone number is (971) 888-4264 and our internet address is www.eastsidedistilling.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. Our common stock is listed on the Nasdaq Capital Market under the symbol “EAST”.

S-3

THE OFFERING

Common stock offered	Shares of our common stock, $0.0001 par value, having an aggregate sales price of up to $5,000,000.

Common stock to be outstanding immediately after this offering (1)	Up to 15,090,659 shares (as more fully described in footnote (1) below), assuming sales of 1,773,049 shares of our common stock in this offering at an offering price of $2.82 per share, which was the last reported sale price of our common stock on the NASDAQ Capital Market on September 14, 2021. The actual number of shares will vary, depending on the sales price under the offering.

Manner of offering	“At-the-market” offering that may be made from time to time through or to our sales agent, B. Riley Securities, Inc. See “Plan of Distribution” on page S-8.

Use of proceeds	We currently expect to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-6.

NASDAQ Capital Market Symbol	“EAST”

Risk Factors	An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing our securities.

(1)	The number of shares of common stock to be outstanding after sale of all shares offered is based on 13,317,577 shares of common stock outstanding as of September 14, 2021, which excludes the following outstanding derivative securities:

●	Warrants to purchase 900,000 shares of common stock at $3.00 per share;
●	Warrants to purchase 100,000 shares of common stock at $3.94 per share;
●	Options to purchase 134,514 shares of common stock at $4.71 per share; and
●	Restricted stock units, currently unvested, that may result in issuance of 1,079,039 shares of common stock.

recent Developments: COVID-19

The COVID-19 pandemic that emerged in the U.S. in March 2020 had a complex effect on our marketing operations. During 2020, our Craft Canning division experienced an increase in demand and revenue growth, as customers dealing with closures of entertainment facilities and self-quarantine opted to drink at home, which increased demand for our canning services. At the same time, the closures of food and beverage facilities led to a substantial decrease in our sales of Spirits, for which bars and restaurants represent a significant portion of our market. And both lines were adversely affected by issues in their respective supply chains caused by pandemic-related business disruptions.

By the second quarter of 2021, as the U.S. began to emerge from the pandemic, these phenomena began to reverse: Spirits sales increased while revenue from our Craft Canning services declined. As we file this prospectus, however, the impact of the Delta variant of COVID-19 is causing a retrenchment towards pandemic conditions. The extent to which the Delta variant will cause a nationwide return to the conditions of 2020 is unknown at this time. It is likely, however, that if facility closures return and a tendency to self-quarantine revives, the effect on our sales will be similar to what we experienced in 2020.

S-4

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. Before deciding to purchase our common stock, you should carefully consider the risk factors described below and the risk factors incorporated by reference in this prospectus supplement, including under the heading “Risk Factors” contained in our Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in its entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any issuer free writing prospectus supplement that we have authorized for use in connection with this offering. The risks and uncertainties described in the filings referenced above and described below are in addition to risks that apply to most businesses and are not the only risks we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties is actually realized, our business, financial condition, results of operations and/or liquidity could be materially and adversely affected. In that event, the market price for our common stock will likely decline and you may lose all or part of your investment.

In addition to the risks incorporated by reference herein, this Offering subjects investors to the additional risks which are set forth below:

The common stock offered under this prospectus supplement and the accompanying prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Resales of our common stock in the public market as a result of this offering may cause its market price to fall.

We will issue common stock from time to time in connection with this offering. Purchasers may immediately resell the shares in the public market. In addition, the pendency of this offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If, for either of these reasons, stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could fall.

You will experience an immediate and substantial dilution in the offering price of the common shares you purchased in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The offering price per share in this offering is likely to exceed the net tangible book value per share of our outstanding common shares prior to this offering. Assuming that 1,773,049 common shares are sold for an aggregate of $5,000,000 at a price of $2.82 per share, the last reported sale price of our common shares on the NASDAQ Capital Market on September 14, 2021, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $2.76 per share, representing the difference between the assumed offering price of $2.82 per share and our as adjusted net tangible book value per share of $0.06 as of June 30, 2021, after giving effect to this offering at the assumed offering price. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

Furthermore, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Our management will have broad discretion over the use of any net proceeds from this offering; you may not agree with how we use the proceeds; and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of common shares in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Eastside Distilling.

S-5

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with B. Riley as a source of financing.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. The amount and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our product development efforts, the timing and progress of our marketing efforts and the competitive environment for our product candidates. Pending the application of the net proceeds, we intend to invest the net proceeds in interest-bearing accounts and short-term marketable securities.

S-6

DILUTION

If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price of our common stock and the adjusted net tangible book value per share of our common stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. On June 30, 2021, we had a deficit net tangible book value of approximately ($6.3 million) or ($0.51) per share, based on 12,417,577 shares of our common stock outstanding at June 30, 2021. Subsequently, investors exercised warrants to purchase 900,000 shares for $2.4 million. Taking that exercise into account, our deficit net tangible book value prior to this offering is approximately ($3.9 million) or ($0.29) per share.

After giving effect to our sale in this offering of shares of our common stock in the aggregate amount of $5,000,000 at an assumed public offering price of $2.82 per share (the last reported sale price of our common stock on the NASDAQ Capital Market on September 14, 2021), and after deducting underwriting discounts and estimated offering expenses payable by us, our net tangible book value as of June 30, 2021 (adjusted for the subsequent exercise of warrants for 900,000 shares) would have been approximately $4.74 million, or $0.06 per share of common stock. This represents an immediate increase in net tangible book value of $0.35 per share to existing stockholders and an immediate dilution of $2.76 per share to new investors purchasing shares of common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$2.82
Net tangible book value per share as of June 30, 2021, as adjusted	$(0.29)
Increase in book value per share attributable to new investors	$0.35
Adjusted net tangible book value per share after this offering		$0.06
Dilution in net tangible book value per share to new investors		$2.76

The table above assumes for illustrative purposes that an aggregate of 1,773,049 shares of our common stock are sold at a price of $2.82 per share, the last reported sale price of our common stock on the NASDAQ Capital Market on September 14, 2021, for aggregate gross proceeds of approximately $5,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $2.82 per share shown in the table above, assuming all shares of our common stock offered hereby are sold at that price, would increase the dilution in net tangible book value per share to new investors in this offering to $3.26 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $2.82 per share shown in the table above, assuming all shares being offered are sold at that price, would decrease the dilution in net tangible book value per share to new investors in this offering to $2.27 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 13,317,577 shares of our common stock outstanding as of June 30, 2021 (after adjusting for the subsequent exercise of warrants to purchase 900,000 shares). That figure excludes the following outstanding derivative securities:

●	Warrants to purchase 900,000 shares of common stock at $3.00 per share;

●	Warrants to purchase 100,000 shares of common stock at $3.94 per share;

●	Options to purchase 134,514 shares of common stock at $4.71 per share; and

●	Restricted stock units, currently unvested, that may result in issuance of 1,079,039 shares of common stock as compensation for services.

S-7

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated September 15, 2021, with B. Riley. The Sales Agreement provides for the issuance and sale by us from time to time of shares of our common stock having an aggregate gross sales price of $5,000,000 to or through B. Riley acting as agent. This prospectus supplement relates to the offer and sale of such shares of common stock under such Sales Agreement under the registration statement of which this prospectus supplement forms a part.

Upon instructions from us, B. Riley will use commercially reasonable efforts, consistent with its normal sales and trading practices and applicable law, to sell shares of our common stock under the Sales Agreement pursuant to this prospectus supplement. Sales of shares of common stock, if any, pursuant to this prospectus supplement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. If we and B. Riley agree on any method of distribution other than sales of shares of our common stock into the NASDAQ Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Under the Sales Agreement between us and B. Riley, we will instruct B. Riley in a sales notice as to the maximum amount of shares of our common stock to be sold by B. Riley, and the minimum price per share at which such shares may be sold. Subject to the conditions of the Sales Agreement, B. Riley will use its commercially reasonable efforts to solicit purchases on a particular day of all shares designated for sale by us on that day. We or B. Riley may suspend the offering of our common stock upon proper notice and subject to certain other conditions. The obligation of B. Riley under the Sales Agreement to sell our common stock pursuant to a sales notice is subject to a number of conditions.

B. Riley will provide written confirmation to us following the close of trading on the NASDAQ Capital Market following each day in which shares of our common stock are sold under the Sales Agreement.

We will pay B. Riley commissions for its services in acting as our agent in the sale of our common stock. The compensation payable to B. Riley for sales of shares of our common stock with respect to which B. Riley acts as sales agent or as principal shall be equal to 3.0% of the gross sales price of those shares. There is no guarantee that there will be any sales of our common stock under this prospectus supplement and the accompanying base prospectus. The actual sales price of the shares of our common stock sold under this prospectus supplement and the accompanying base prospectus may be significantly less than $5,000,000.

Settlement for sales of shares of our common stock will occur on the second business day following the date on which any sales are made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of shares of our common stock on our behalf, B. Riley will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley will be deemed to be underwriting commissions or discounts. We have also agreed to reimburse B. Riley for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000, and periodic due diligence fees not to exceed $10,000 per calendar year. We have agreed to provide indemnification and contribution to B. Riley with respect to certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

We estimate that the total expenses of the offering payable by us, excluding commissions payable to B. Riley under the Sales Agreement, will be approximately $110,000.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all of our common stock provided for in this prospectus supplement, or (2) the termination of the Sales Agreement. The Sales Agreement may be terminated by us at any time in our sole discretion by giving five business days’ written notice to B. Riley, or by B. Riley at any time in its sole discretion by giving us five business days’ written notice. The Sales Agreement will remain in full force and effect until such date that the Sales Agreement is terminated in accordance with the terms thereof.

This is a brief summary of the material provisions of the Sales Agreement and does not purport to be a complete statement of its terms and conditions. The Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K under the Exchange Act and is incorporated by reference in this prospectus supplement.

B. Riley and its affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees.

S-8

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Robert Brantl, Esq. Tuckahoe, New York. B. Riley Securities, Inc. is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by M&K CPAS, PLLC, independent registered public accounting firm, to the extent indicated in its report thereon. Such consolidated financial statements are incorporated by reference into this prospectus supplement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.eastsidedistilling.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement on Form S-3, and the exhibits thereto, may be obtained from the SEC or from us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

S-9

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference into this prospectus supplement and the accompanying prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC:

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 8, 2017, including any amendments or reports filed for the purposes of updating this description;

●	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021, and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 30, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 13, 2021, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 12, 2021; and

●	our Current Reports on Form 8-K filed with the SEC on January 22, 2021, February 8, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), February 16, 2021(except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), February 17, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), March 26, 2021, April 23, 2021(except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), May 18, 2021, August 5, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), August 16, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), and August 20, 2021.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and accompanying prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise), as well as any proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus are delivered, without charge, upon written or oral request, a copy of any or all of the documents referred to above. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Eastside Distilling, Inc.

8911 NE Marx Drive, Suite A2

Portland, Oregon 97220

971-888-4264

Attn: Amy Brassard, Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

S-10

PROSPECTUS

Eastside Distilling, Inc.

Common Stock

Preferred Stock

Warrants

We may offer and sell any combination of common stock, preferred stock or warrants, either individually or in units, with a total value of up to $20,000,000.

This prospectus provides a general description of securities we may offer and sell from time to time. Each time we sell those securities, we will provide their specific terms in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may offer and sell these securities, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the trading symbol “EAST.” On September __, 2021 the reported closing sale price for our common stock was $____.

As of August 30, 2021, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was $32,956,409, which was calculated based on 11,209,663 shares outstanding held by non-affiliates and a per share closing price of $2.94 reported on the NASDAQ Capital Market on that date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar months ending on and including the date of this prospectus. Pursuant to General Instruction I.B.6, in no event will we sell securities registered on this registration statement with a value exceeding more than one-third of our public float in any 12-month period if our public float remains below $75 million.

Purchase of our common stock involves substantial risk. Prior to making a decision about investing in our securities, please review the section entitled “Risk Factors,” which appears on page 6 of this prospectus, and the section entitled “Risk Factors,” which begins on page 14 of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 31, 2021.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2021

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $20,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement or free writing prospectus any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus without the ® and TM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.eastsidedistilling.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8–K):

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 8, 2017, including any amendments or reports filed for the purposes of updating this description;

●	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021, and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 30, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 13, 2021, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 12, 2021; and

●	our Current Reports on Form 8-K filed with the SEC on January 22, 2021, February 8, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), February 16, 2021(except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), February 17, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), March 26, 2021, April 23, 2021(except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), May 18, 2021, August 5, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), August 16, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), and August 20, 2021.

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All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain a free copy of any of the filings that are incorporated by reference in this prospectus by writing or by telephoning us at the following address or telephone number:

Eastside Distilling, Inc.

8911 NE Marx Drive, Suite A2

Portland, Oregon 97220

971-888-4264

Attn: Amy Brassard

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced, will not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements describe our expectations for the future, and are generally preceded by words indicating anticipation or speculation. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements. Risks and uncertainties that may cause actual results to differ from our expectations include, but are not limited to, the Company’s ability to execute its business model and strategic plan, the Company’s ability to obtain capital, and the Company’s ability to withstand competitive pressures. Detailed discussion of the risks that may interfere with our plans can be found in the Risk Factors section of the Company’s annual report on Form 10-K for the year ended December 31, 2020, which is available on our website as well as on the SEC’s EDGAR website.

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summary

As used in this prospectus, the terms “we,” “our” and “us” refers to Eastside Distilling, Inc. and its subsidiaries.

Business Overview

Eastside Distilling, Inc. manufactures, acquires, blends, bottles, imports, markets and sells a wide variety of alcoholic beverages under recognized brands. We employ 74 people in the United States.

Our brands span several alcoholic beverage categories, including whiskey, vodka, gin, rum, tequila and Ready-to-Drink (“RTD”). We sell our products on a wholesale basis to distributors in open states and brokers in control states. We also operate a mobile craft canning and bottling business (“Craft C+B”) that primarily services the craft beer and craft cider industries. Craft C+B operates 13 mobile lines in Seattle, Washington; Portland, Oregon; and Denver, Colorado.

The impact of the COVID-19 pandemic had a significant effect on each business unit. Craft Canning revenue has grown due to the incremental demand for packaging stimulated by the shift in on-premise beer sales from kegs to cans. Revenue from the spirits portfolio has decreased due to mandated lockdowns and other related restrictions, including a decrease in sales volume in on-premise accounts.

Principal Spirits Brands and Products

●	Hue-Hue (pronounced “way-way”) Coffee Rum – cold-brewed free-trade, single-origin Arabica coffee beans grown at the Finca El Paternal Estate in Huehuetenango, Guatemala are sourced and then lightly roasted through Portland Roasting Company. The concentrated brew is blended with premium silver rum and a trace amount of Demerara sugar, giving our Hue-Hue a natural, deep, smooth richness.

●	Azuñia Tequila – estate-crafted, smooth, clean craft tequila with authentic flavor from the local terroir. It is the exclusive export of Agaveros Unidos de Amatitán and the second generation, family-owned-and-operated Rancho Miravalle estate, which has created tequila for over 20 years. Made with 100% pure Weber Blue Agave grown in dedicated fields of the Tequila Valley, it is harvested by hand and roasted in traditional clay hornos, then finished with a natural, open-air fermentation process and bottled on-site in small batches using a consistent process to deliver field-to-bottle quality.

●	Portland Potato Vodka – Portland’s award-winning premium craft vodka. The key to producing our vodka is to distill it four times. While most vodka is made from grain used in whiskey, we use potatoes and natural spring water sourced from the state of Oregon.

●	Burnside Whiskey –We source the best ingredients available to produce Burnside Whiskey. We develop each blend using the various qualities of Quercus Garryana, the native Oregon Oak.

●	Eastside Brands – We make the unique by blending the unusual. These are high-quality, craft-inspired, artisanal spirits, produced in limited editions. Each Eastside-branded product carries its own peculiar balance of age and innovation, craftsmanship and curiosity, creativity and restraint.

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Principal Services Provided by Craft Canning and Bottling

Canning

●	Flexible packaging options in multiple sizes
●	Nitrogen dosing: specialized equipment allowing for packaging of still products in addition to carbonated beverages
●	Velcorin: specialized equipment that supports microbial control
●	Label application capabilities
●	Mobility packaging for clients at their production facilities
●	Full-service packaging provider

Bottling

●	Supplies all needed packaging, and has the ability to package in two primary bottle sizes
●	Specialized packaging and quality control equipment

Eastside Distilling is unique in several specific areas: (1) we do not function as a traditional craft distillery with store fronts relying on local sales; (2) we are diversified, with significant revenue streams from both our craft spirits division and from our canning and bottling division, and (3) we have a diversified portfolio of spirits brands. We are similar to other craft distillers in that (1) we have concentrated local volume, (2) we produce small batches and remain within the volume definition of “Craft”, and (3) our brands achieve success through differentiation, discovery and distribution.

The U.S. spirits marketplace is occupied by large multi-national conglomerates with substantially more resources than Eastside Distilling. However, we can use our small size to be fast, focused and flexible in our strategy. Our underlying strength is our ability to scale operations while maintaining customer loyalty. If we were to attempt to compete with the biggest brands in the most expensive venues, we would most likely fail for want of the necessary underlying brand equity.

We will seek to utilize our public company stature to our advantage and position our spirits portfolio as a leading tier 2 spirits provider that develops brands, expands geographic presence and positions for either a sale to the tier 1 suppliers or continued ownership with growth in revenue and cash flow. At the same time, we will look to grow, and vertically integrate, our Craft Canning portfolio.

Available Information

Our executive offices are located at 8911 NE Marx Drive, Suite A2, Portland, Oregon 97220. Our telephone number is (971) 888-4264 and our internet address is www.eastsidedistilling.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. Our common stock is listed on the Nasdaq Capital Market under the symbol “EAST”.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before investing in any of our securities, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated herein by reference. You should also carefully consider the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The realization of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

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We will describe in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

Any common stock that we offer under this prospectus will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement relating to this prospectus. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, we will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

●	The terms of the offer;
●	The names of any underwriters, including any managing underwriters, as well as any dealers or agents;
●	The purchase price of the securities to be sold by us;
●	Any delayed delivery arrangements;
●	Any underwriting discounts, commissions or other items constituting underwriters’ compensation and any commissions paid to agents; and
●	Other facts material to the transaction.

We will bear substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they will receive compensation.

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DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 135,000,000 shares. Those shares consist of 35,000,000 shares of common stock, par value of $0.0001 per share, and 100,000,000 shares of preferred stock, par value of $0.0001 per share. The only equity securities currently outstanding are 13,317,577 shares of common stock. Our common stock is traded on the NASDAQ Capital Market under the symbol “EAST”.

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our certificate of incorporation and bylaws. For greater detail about our capital stock, please refer to our certificate of incorporation and bylaws.

Common Stock

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law.

Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then outstanding preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that we may designate and issue in the future. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

The transfer agent and registrar for our common stock is Transfer Online, Inc. 512 SE Salmon Street, Portland, Oregon 97214 (Telephone: (503) 227-2950).

Preferred Stock

The board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions, including, but not limited to, the following:

●	the number of shares constituting that series;

●	dividend rights and rates;

●	voting rights;

●	conversion terms;

●	rights and terms of redemption (including sinking fund provisions); and

●	rights of the series in the event of liquidation, dissolution or winding up.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

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We will set forth in a prospectus supplement relating to the series of preferred stock being offered the following items:

●	the title and stated value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	the provision for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

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●	the aggregate number of warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Eastside Distilling, Inc.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF NEVADA LAW;

THE COMPANY’S ARTICLES
OF INCORPORATION AND BYLAWS

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

The authority granted by our charter to the Board of Directors to authorize classes of Preferred Stock with either specified voting rights or rights providing the holders with voting control over the approval of certain extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company, either by diluting their stock ownership or by vesting voting control over the acquisition in other persons..

Nevada Anti-Takeover laws

The “business combination” provisions of Sections 78.411 to 78.444 of the Nevada Revised Statutes (“NRS”) prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to five per cent or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five per cent or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten per cent or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten per cent or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Limitation on Liability and Indemnification Matters

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the NRS. Articles 5 and 6 of our Amended and Restated Articles of Incorporation (“Articles”), Article VII of our Amended and Restated Bylaws (“Bylaws”) and the Nevada Revised Business Statutes, contain indemnification and personal liability limitation provisions.

Limitation of Personal Liability of Directors and Officers

Our Articles provide that our directors and officers will not be personally liable to us or to our stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the limitation on personal liability will not eliminate or limit the liability of a director or officer for (i) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law or (ii) the unlawful payment of distributions.

Indemnification

Pursuant to our Articles and Bylaws, we will indemnify and hold harmless, to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person serving or who served as a director, officer, employee or agent of us, or who is or was serving at our request as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise who is a party or is threatened to be made a party to any action, suit or proceedings, whether civil, criminal, administrative, or investigative, threatened, pending, or completed, action, suit, or proceeding, including an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. With respect to actions brought by or in the right of the corporation, we are required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of our corporation to procure a judgment in our favor by reason of the fact that such person is or was an serving as our agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our corporation, except that no indemnification will be made in respect of any claim, issue, or matter as to which the agent will have been adjudged to be liable to us by a court of competent jurisdiction, as described in greater detail in our Bylaws. The payment of expenses includes the requirement that we pay expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the indemnified party to repay such payment if it is ultimately determined that such person is not entitled to indemnification. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

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Our Bylaws also provide that we may enter into indemnification agreements with our officers and directors. Our Articles provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of our corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person.

The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

LEGAL MATTERS

Our counsel, Robert Brantl, Esq., 181 Dante Avenue, Tuckahoe, New York 10707, will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The consolidated financial statements of Eastside Distilling, Inc. for the years ended December 31, 2020 and 2019 that are incorporated by reference into this prospectus and in the registration statement have been audited by M&K CPAs, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference. The consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of M&K CPAs, PLLC as experts in auditing and accounting.

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EASTSIDE DISTILLING, INC.

$5,000,000

Common Stock

Prospectus Supplement

B. Riley Securities

September 15, 2021